Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (480) 606-3337 Sharrifah Al-Salem, FD (415) 293-4414

RURAL/METRO CHIEF ADMINISTRATIVE OFFICER LEAVES COMPANY

IN CONJUNCTION WITH DEPARTMENTAL REORGANIZATION

SCOTTSDALE, Ariz. (April 6, 2010) – Rural/Metro Corporation (NASDAQ: RURL), a leading national provider of ambulance and private fire protection services, today announced that its Senior Vice President and Chief Administrative Officer, Brian O. Allery, has left the company in conjunction with a reorganization of the Corporate Administration Department.

“It is our objective to regularly evaluate our operational structure and adopt changes that will benefit the overall enterprise,” said Conrad A. Conrad, interim President and Chief Executive Officer. Mr. Allery’s position was eliminated as part of the Company’s decision to streamline risk management, insurance, human resources, benefits, real estate and purchasing services to better serve its field operations and enhance efficiency. Responsibilities for these matters have been assigned to other corporate executives.

The Company does not expect the transition to have an impact on day-to-day business operations.

About Rural/Metro Corporation

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 20 states and approximately 400 communities throughout the United States. For more information, visit the Rural/Metro Corporation’s web site at www.ruralmetro.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “believes,” “seeks,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” and similar expressions are intended to identify forward-looking statements. All statements that address events or developments that we expect or anticipate will occur in the future, including statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are forward-looking statements. All such forward-looking statements and those presented elsewhere by the Company’s management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. See risks and uncertainties described in “Risk Factors” included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission (“SEC”) on September 9, 2009. A copy of all SEC filings may be obtained from the SEC’s EDGAR web site at www.sec.gov, or the Company’s web site at www.ruralmetro.com.